McKESSON CORPORATION REPORTS FISCAL 2023 THIRD-QUARTER RESULTS
AND RAISES FULL-YEAR GUIDANCE

Third-Quarter Highlights:
•Total revenues of $70.5 billion increased 3%.
•Earnings per diluted share from continuing operations of $7.65 increased $7.69.
•Adjusted Earnings per Diluted Share of $6.90 increased 12%.
•Adjusted Earnings per Diluted Share Excluding Certain Items increased 6%.

Fiscal 2023 Outlook:
•Increased fiscal 2023 Adjusted Earnings per Diluted Share guidance range to $25.75 to $26.15, from the previous range of $24.45 to $24.95.
•Fiscal 2023 Adjusted Earnings per Diluted Share guidance includes approximately $2.30 to $2.50, an increase from the previous range of $1.45 to $1.65, attributable to the following:
◦$0.70 to $0.80 related to the U.S. government's COVID-19 vaccine distribution program;
◦$1.10 to $1.20 related to the U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests;
◦Approximately ($0.15) related to year-to-date net gains and losses associated with McKesson Ventures' equity investments;
◦$0.65 related to the termination of the tax receivable agreement with Change Healthcare.
•Fiscal 2023 Adjusted Earnings per Diluted Share Excluding Certain Items guidance indicates 13% to 16% forecasted growth compared to prior year.

IRVING, Texas, February 1, 2023 - McKesson Corporation (NYSE:MCK) today reported results for the third-quarter ended December 31, 2022.

Fiscal 2023 Third-Quarter Result Summary

	Third-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY23	FY22	Change	FY23	FY22	Change
Revenues	$70,490	$68,614	3%	$207,801	$197,864	5%
Income from Continuing Operations [1]	1,078	(7)	—	2,776	749	271
Adjusted Earnings [1,2]	972	944	3	2,697	2,782	(3)
Earnings per Diluted Share [1]	7.65	(0.04)	—	19.32	4.81	302
Adjusted Earnings per Diluted Share [1,2]	6.90	6.15	12	18.78	17.86	5
[1] Reflects continuing operations attributable to McKesson, net of tax
[2] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

    “McKesson delivered another solid quarter, driven by the dedication of our talented associates committed to advancing healthcare for all. Our performance was highlighted by execution across our scaled distribution businesses and differentiated capabilities in the oncology and biopharma services platforms," said Brian Tyler, chief executive officer. "This consistently solid performance, combined with our outlook, reinforces our ability to deliver on our financial targets, resulting in compelling value creation for all stakeholders. As a result of our execution and operational strength, we are raising our fiscal 2023 Adjusted Earnings per Diluted Share guidance to $25.75 to $26.15."

Third-quarter revenues were $70.5 billion, an increase of 3% from a year ago, primarily driven by growth in the U.S. Pharmaceutical segment, resulting from increased specialty product volumes, including retail national account customers, market growth, and strength across the oncology platform including increased patient visits partially offset by lower revenues in the International segment as a result of the completed divestitures of McKesson’s European businesses.

Third-quarter earnings per diluted share from continuing operations was $7.65 compared to loss per diluted share from continuing operations of ($0.04) a year ago, an increase of $7.69, due to an after-tax charge of $829 million for the fair value remeasurement related to McKesson's agreement to sell its UK business in the third-quarter of fiscal 2022.

Third-quarter Adjusted Earnings per Diluted Share was $6.90 compared to $6.15 a year ago, an increase of 12%, driven by lower corporate expenses, including a pre-tax benefit of $126 million associated with the termination of the tax receivable agreement with Change Healthcare, lower share count, and growth across the North American businesses.

For the first nine months of the fiscal year, McKesson returned $3.7 billion of cash to shareholders, which included $3.5 billion of common stock repurchases and $216 million of dividend payments. During the first nine months of the fiscal year, McKesson generated cash from operations of $1.8 billion, and invested more than $300 million in capital expenditures, resulting in Free Cash Flow of $1.5 billion.

Business Highlights
•McKesson was recognized by Newsweek as one of America's Greatest Workplaces for Diversity in 2023.
•The Science Based Targets initiative (SBTi) has approved McKesson's near-term science-based greenhouse gas (GHG) emissions reduction targets. The targets validated by SBTi are to:
◦Reduce direct GHG emissions 50% by fiscal 2032 from a fiscal 2020 base year
◦Ensure 70% of McKesson suppliers, by spend covering purchased goods and services, will have their own SBTi-approved GHG reduction targets by fiscal 2027
•McKesson continued to expand its differentiated oncology and biopharma businesses, further demonstrating meaningful progress against its company priorities.
◦On October 31, 2022, McKesson and HCA Healthcare completed the formation of a joint venture combining McKesson's US Oncology Research and HCA Healthcare's Sarah Cannon Research Institute and on November 1, 2022, McKesson completed the acquisition of Rx Savings Solutions.
◦The US Oncology Network expanded its footprint into local communities with the addition of two large multidisciplinary practices, Epic Care and Nexus Health.

U.S. Pharmaceutical Segment
•Third-quarter revenues were $61.9 billion, an increase of 13%, driven by increased volume of specialty products, including higher volumes from retail national account customers, and market growth, partially offset by branded to generic conversions.
•Third-quarter Segment Operating Profit was $850 million. Adjusted Segment Operating Profit was $778 million, an increase of 6%, driven by growth in distribution of specialty products to providers and health systems. Excluding the impact of COVID-19 vaccine distribution, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 7%, driven by growth in distribution of specialty products to providers and health systems and improvements in pharmaceutical prescription volumes and oncology visits.

Prescription Technology Solutions Segment
•Third-quarter revenues were $1.1 billion, an increase of 9%, driven by growth in prescription volumes in our third-party logistics business and higher technology service revenues.
•Third-quarter Segment Operating Profit was $136 million. Adjusted Segment Operating Profit was $155 million, an increase of 7%, driven by growth in access, affordability, and adherence solutions. During the quarter, we continued to organically invest in this segment as we position our products and services for sustainable long-term growth.

Medical-Surgical Solutions Segment
•Third-quarter revenues were $3.0 billion, a decrease of 3%, driven by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, partially offset by growth in the primary care business.
•Third-quarter Segment Operating Profit was $328 million. Adjusted Segment Operating Profit was $336 million, an increase of 2%, driven by growth in the primary care business and organic business performance, partially offset by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program. Excluding the impact of COVID-19 related items, the Medical-Surgical Solutions segment delivered Adjusted Segment Operating Profit growth of 25%, driven by growth in the primary care business, including illness season testing, and favorable sourcing activities.

International Segment
•Third-quarter revenues were $4.4 billion. On an FX-Adjusted basis, revenues were $4.9 billion, a decrease of 48%, driven by the divestitures of McKesson's European businesses.
•Third-quarter Segment Operating Profit was $136 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $158 million, a decrease of 29%, driven by the divestitures of McKesson's European businesses.

Fiscal 2023 Outlook
McKesson raised fiscal 2023 Adjusted Earnings per Diluted Share guidance to $25.75 to $26.15 from the previous range of $24.45 to $24.95 to reflect solid operating business performance.

Fiscal 2023 Adjusted Earnings per Diluted Share guidance includes approximately $2.30 to $2.50 of impacts attributable to the following:

	February 2023 Outlook	November 2022 Outlook
U.S. government’s COVID-19 vaccine distribution program	$0.70 to $0.80	$0.60 to $0.70
U.S. government’s kitting, storage, and distribution of ancillary supplies program and COVID-19 tests	$1.10 to $1.20	$1.00 to $1.10
Net gains and losses associated with McKesson Ventures’ equity investments	Approximately ($0.15)	Approximately ($0.15)
Termination of the tax receivable agreement with Change Healthcare	$0.65	--
Total Impact of Certain Items	$2.30 to $2.50	$1.45 to $1.65
Fiscal 2023 Adjusted Earnings per Diluted Share Excluding Certain Items guidance indicates 13% to 16% forecasted growth compared to prior year.
Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, February 1st at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conference:
•BofA Securities 2023 Healthcare Conference, May 9-11, 2023
Audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Loss on Debt Extinguishment, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Earnings per Diluted Share Excluding Certain Items, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, or intentions, and our greenhouse gas emission targets may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles, inventory and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by delays or other difficulties with divestitures; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic and Russo-Ukrainian War on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown or recession and by disruption in capital and credit markets that might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by monetary inflation or fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events (such as the Russo-Ukrainian War) and other catastrophic events; we may not achieve our GHG emissions reduction targets; SBTi may not validate a sufficient number of our suppliers’ GHG reduction targets; we may incur additional costs or operational impacts related to our GHG reduction initiatives; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to COVID-19 vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Revenues	$70,490	$68,614	3%	$207,801	$197,864	5%
Cost of sales	(67,316)	(65,186)	3	(198,509)	(188,052)	6
Gross profit	3,174	3,428	(7)	9,292	9,812	(5)
Selling, distribution, general, and administrative expenses	(1,903)	(3,105)	(39)	(5,812)	(8,006)	(27)
Claims and litigation charges, net	1	(7)	114	5	(193)	103
Restructuring, impairment, and related charges, net	(31)	(18)	72	(84)	(208)	(60)
Total operating expenses	(1,933)	(3,130)	(38)	(5,891)	(8,407)	(30)
Operating income	1,241	298	316	3,401	1,405	142
Other income, net	276	20	—	466	202	131
Loss on debt extinguishment	—	—	—	—	(191)	(100)
Interest expense	(69)	(41)	68	(169)	(135)	25
Income from continuing operations before income taxes	1,448	277	423	3,698	1,281	189
Income tax expense	(329)	(238)	38	(799)	(396)	102
Income from continuing operations	1,119	39	—	2,899	885	228
Income (loss) from discontinued operations, net of tax	1	—	—	(3)	(3)	—
Net income	1,120	39	—	2,896	882	228
Net income attributable to noncontrolling interests	(41)	(46)	(11)	(123)	(136)	(10)
Net income (loss) attributable to McKesson Corporation	$1,079	$(7)	—%	$2,773	$746	272%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$7.65	$(0.04)	—%	$19.32	$4.81	302%
Discontinued operations	0.01	—	—	(0.02)	(0.02)	—
Total	$7.66	$(0.04)	—%	$19.30	$4.79	303%

Basic
Continuing operations	$7.70	$(0.04)	—%	$19.48	$4.87	300%
Discontinued operations	0.01	—	—	(0.02)	(0.02)	—
Total	$7.71	$(0.04)	—%	$19.46	$4.85	301%

Dividends declared per common share	$0.54	$0.47		$1.55	$1.36

Weighted-average common shares outstanding
Diluted	141.0	151.6	(7)%	143.7	155.8	(8)%
Basic	139.9	151.6	(8)	142.5	154.0	(7)
(a)Certain computations may reflect rounding adjustments.
(b)Net loss per diluted share for the three months ended December 31, 2021 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2023 and 2022 as well as our
Annual Report on Form 10-K for fiscal 2022.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Income from continuing operations (GAAP)	$1,119	$39	—%	$2,899	$885	228%
Net income attributable to noncontrolling interests (GAAP)	(41)	(46)	(11)	(123)	(136)	(10)
Income (loss) from continuing operations attributable to McKesson Corporation (GAAP)	1,078	(7)	—	2,776	749	271
Pre-tax adjustments:
Amortization of acquisition-related intangibles	57	81	(30)	170	263	(35)
Transaction-related expenses and adjustments (1) (2) (3) (4) (5)	(9)	882	(101)	(158)	1,343	(112)
LIFO inventory-related adjustments	5	(33)	115	(31)	(79)	(61)
Gains from antitrust legal settlements	(129)	—	—	(129)	(46)	180
Restructuring, impairment, and related charges, net (6)	31	18	72	84	208	(60)
Claims and litigation charges, net (7)	(1)	7	(114)	(5)	193	(103)
Other adjustments, net (8) (9) (10)	(78)	—	—	(71)	347	(120)
Income tax effect on pre-tax adjustments	18	(4)	550	61	(196)	131
Adjusted Earnings (Non-GAAP)	$972	$944	3%	$2,697	$2,782	(3)%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a) (b)	$7.65	$(0.04)	—%	$19.32	$4.81	302%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.32	0.42	(24)	0.93	1.33	(30)
Transaction-related expenses and adjustments	(0.17)	5.80	(103)	(0.70)	8.55	(108)
LIFO inventory-related adjustments	0.03	(0.16)	119	(0.16)	(0.38)	(58)
Gains from antitrust legal settlements	(0.67)	—	—	(0.66)	(0.22)	200
Restructuring, impairment, and related charges, net	0.17	0.09	89	0.45	1.07	(58)
Claims and litigation charges, net	(0.01)	0.04	(125)	(0.03)	1.03	(103)
Other adjustments, net	(0.42)	—	—	(0.37)	1.67	(122)
Adjusted Earnings per Diluted Share (Non-GAAP) (b) (c)	$6.90	$6.15	12	$18.78	$17.86	5
After-tax adjustments: (d)
U.S. government's COVID-19 vaccine distribution program	(0.25)	(0.26)	(4)	(0.66)	(0.82)	(20)
U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests	(0.38)	(0.57)	(33)	(0.96)	(1.36)	(29)
Net losses (gains) associated with McKesson Ventures' equity investments (11)	—	—	—	0.13	(0.49)	127
Termination of Tax Receivable Agreement with Change Healthcare (12)	(0.65)	—	—	(0.65)	—	—
Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) (b)	$5.62	$5.32	6%	$16.64	$15.19	10%

Diluted weighted-average common shares outstanding	141.0	153.5	(8)%	143.7	155.8	(8)%
(a)Certain computations may reflect rounding adjustments.
(b)We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the three months ended December 31, 2021 using a weighted average of 151.6 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the three months ended December 31, 2021 on a fully diluted basis, using a weighted average of 153.5 million common shares.
(c)Adjusted earnings per diluted share on an FX-adjusted basis for the three and nine months ended December 31, 2022 was $6.97 and $18.98, respectively, which excludes the foreign currency exchange effect of $0.07 and $0.20, respectively.
(d)After-tax adjustments include the following tax impacts per diluted share:
•U.S. government's COVID-19 vaccine distribution program includes income tax expense of $0.09 per diluted share for each of the three months ended December 31, 2022 and 2021, and $0.23 and $0.29 per diluted share for the nine months ended December 31, 2022 and 2021, respectively.
•U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests includes income tax expense of $0.13 and $0.20 per diluted share for the three months ended December 31, 2022 and 2021, respectively, and $0.34 and $0.48 per diluted share for the nine months ended December 31, 2022 and 2021, respectively.
•Net losses (gains) associated with McKesson Ventures' equity investments includes income tax benefit of $0.04 per diluted share and income tax expense of $0.17 per diluted share for the nine months ended December 31, 2022 and 2021, respectively.
•Termination of Tax Receivable Agreement with Change Healthcare early termination fee includes income tax expense of $0.23 per diluted share for the three and nine months ended December 31, 2022 and 2021.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings per Diluted Share (Non-GAAP) and Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Gross profit (GAAP)	$3,174	$3,428	(7)%	$9,292	$9,812	(5)%
Pre-tax adjustments:
LIFO inventory-related adjustments	5	(33)	115	(31)	(79)	(61)
Gains from antitrust legal settlements	(129)	—	—	(129)	(46)	180
Other adjustments, net (10)	—	—	—	—	147	(100)
Adjusted Gross Profit (Non-GAAP)	$3,050	$3,395	(10)%	$9,132	$9,834	(7)%

Total operating expenses (GAAP)	$(1,933)	$(3,130)	(38)%	$(5,891)	$(8,407)	(30)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	57	81	(30)	170	262	(35)
Transaction-related expenses and adjustments (1) (2) (3) (4)	(9)	882	(101)	(16)	1,343	(101)
Restructuring, impairment, and related charges, net (6)	31	18	72	84	208	(60)
Claims and litigation charges, net (7)	(1)	7	(114)	(5)	193	(103)
Other adjustments, net (10)	20	—	—	26	9	189
Adjusted Operating Expenses (Non-GAAP)	$(1,835)	$(2,142)	(14)%	$(5,632)	$(6,392)	(12)%

Other income, net (GAAP)	$276	$20	—%	$466	$202	131%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	—	—	—	1	(100)
Transaction-related expenses and adjustments (5)	—	—	—	(142)	—	—
Other adjustments, net (8)	(98)	—	—	(97)	—	—
Adjusted Other Income (Non-GAAP)	$178	$20	790%	$227	$203	12%

Loss on debt extinguishment (GAAP)	$—	$—	—%	$—	$(191)	(100)%
Pre-tax adjustments:
Other adjustments, net (9)	—	—	—	—	191	(100)
Adjusted Loss on Debt Extinguishment (Non-GAAP)	$—	$—	—%	$—	$—	—%

Income tax expense (GAAP)	$(329)	$(238)	38%	$(799)	$(396)	102%
Tax adjustments:
Amortization of acquisition-related intangibles	(13)	(16)	(19)	(37)	(56)	(34)
Transaction-related expenses and adjustments	(15)	9	(267)	57	(11)	618
LIFO inventory-related adjustments	(1)	8	(113)	8	20	(60)
Gains from antitrust legal settlements	34	—	—	34	12	183
Restructuring, impairment, and related charges, net	(7)	(4)	75	(19)	(41)	(54)
Claims and litigation charges, net	—	(1)	(100)	1	(33)	103
Other adjustments, net	20	—	—	17	(87)	120
Adjusted Income Tax Expense (Non-GAAP)	$(311)	$(242)	29%	$(738)	$(592)	25%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Loss on Debt Extinguishment (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,
	2022			2021			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$61,934	$—	$61,934	$55,041	$—	$55,041	$—	$61,934	$—	$61,934	13%		13%	13%		13%
Prescription Technology Solutions	1,121	—	1,121	1,031	—	1,031	—	1,121	—	1,121	9		9	9		9
Medical-Surgical Solutions	2,986	—	2,986	3,082	—	3,082	—	2,986	—	2,986	(3)		(3)	(3)		(3)
International	4,449	—	4,449	9,460	—	9,460	461	4,910	461	4,910	(53)		(53)	(48)		(48)
Revenues	$70,490	$—	$70,490	$68,614	$—	$68,614	$461	$70,951	$461	$70,951	3%		3%	3%		3%

OPERATING PROFIT (LOSS) (6)
U.S. Pharmaceutical	$850	$(72)	$778	$744	$(9)	$735	$—	$850	$—	$778	14%		6%	14%		6%
Prescription Technology Solutions	136	19	155	129	16	145	—	136	—	155	5		7	5		7
Medical-Surgical Solutions	328	8	336	308	22	330	—	328	—	336	6		2	6		2
International (1) (2) (3)	136	7	143	(668)	890	222	12	148	15	158	120		(36)	122		(29)
Subtotal	1,450	(38)	1,412	513	919	1,432	12	1,462	15	1,427	183		(1)	185		—
Corporate expenses, net (1) (2) (3) (8)	67	(86)	(19)	(195)	36	(159)	—	67	(1)	(20)	134		(88)	134		(87)
Income from continuing operations before interest expense and income taxes	$1,517	$(124)	$1,393	$318	$955	$1,273	$12	$1,529	$14	$1,407	377%		9%	381%		11%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.37%		1.26%	1.35%		1.34%		1.37%		1.26%	2	bp	(8) bp	2	bp	(8) bp
Prescription Technology Solutions	12.13		13.83	12.51		14.06		12.13		13.83	(38)		(23)	(38)		(23)
Medical-Surgical Solutions	10.98		11.25	9.99		10.71		10.98		11.25	99		54	99		54
International	3.06		3.21	(7.06)		2.35		3.01		3.22	1,012		86	1,007		87
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2022			2021			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$178,940	$—	$178,940	$158,471	$—	$158,471	$—	$178,940	$—	$178,940	13%	13%		13%	13%
Prescription Technology Solutions	3,205	—	3,205	2,844	—	2,844	—	3,205	—	3,205	13	13		13	13
Medical-Surgical Solutions	8,421	—	8,421	8,734	—	8,734	—	8,421	—	8,421	(4)	(4)		(4)	(4)
International	17,235	—	17,235	27,815	—	27,815	1,668	18,903	1,668	18,903	(38)	(38)		(32)	(32)
Revenues	$207,801	$—	$207,801	$197,864	$—	$197,864	$1,668	$209,469	$1,668	$209,469	5%	5%		6%	6%

OPERATING PROFIT (LOSS) (6)
U.S. Pharmaceutical (5)	$2,442	$(197)	$2,245	$2,186	$(34)	$2,152	$—	$2,442	$—	$2,245	12%	4%		12%	4%
Prescription Technology Solutions	400	61	461	361	67	428	—	400	—	461	11	8		11	8
Medical-Surgical Solutions (10)	883	28	911	679	227	906	—	883	—	911	30	1		30	1
International (1) (2) (3) (4)	93	325	418	(761)	1,316	555	31	124	43	461	112	(25)		116	(17)
Subtotal	3,818	217	4,035	2,465	1,576	4,041	31	3,849	43	4,078	55	—		56	1
Corporate expenses, net (1) (2) (3) (7) (8)	49	(357)	(308)	(858)	462	(396)	(3)	46	(3)	(311)	106	(22)		105	(21)
Income from continuing operations before interest expense and income taxes	$3,867	$(140)	$3,727	$1,607	$2,038	$3,645	$28	$3,895	$40	$3,767	141%	2%		142%	3%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.36%		1.25%	1.38%		1.36%		1.36%		1.25%	(2) bp	(11)	bp	(2) bp	(11)	bp
Prescription Technology Solutions	12.48		14.38	12.69		15.05		12.48		14.38	(21)	(67)		(21)	(67)
Medical-Surgical Solutions	10.49		10.82	7.77		10.37		10.49		10.82	272	45		272	45
International	0.54		2.43	(2.74)		2.00		0.66		2.44	328	43		340	44
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	December 31, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$2,774	$3,532
Receivables, net	20,537	18,583
Inventories, net	20,657	18,702
Assets held for sale	14	4,516
Prepaid expenses and other	675	898
Total current assets	44,657	46,231
Property, plant, and equipment, net	2,140	2,092
Operating lease right-of-use assets	1,653	1,548
Goodwill	9,934	9,451
Intangible assets, net	2,273	2,059
Other non-current assets	2,033	1,917
Total assets	$62,690	$63,298

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$42,238	$38,086
Short-term borrowings	617	—
Current portion of long-term debt	404	799
Current portion of operating lease liabilities	292	297
Liabilities held for sale	2	4,741
Other accrued liabilities	4,453	4,543
Total current liabilities	48,006	48,466
Long-term debt	5,452	5,080
Long-term deferred tax liabilities	1,465	1,418
Long-term operating lease liabilities	1,410	1,366
Long-term litigation liabilities	6,642	7,220
Other non-current liabilities	1,804	1,540
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 277 and 275 shares issued at December 31, 2022 and March 31, 2022, respectively	3	2
Additional paid-in capital	7,536	7,275
Retained earnings	11,582	9,030
Accumulated other comprehensive loss	(899)	(1,534)
Treasury shares, at cost, 140 and 130 shares at December 31, 2022 and March 31, 2022, respectively	(20,677)	(17,045)
Total McKesson Corporation stockholders’ deficit	(2,455)	(2,272)
Noncontrolling interests	366	480
Total deficit	(2,089)	(1,792)
Total liabilities and deficit	$62,690	$63,298

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$2,896	$882
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	185	215
Amortization	262	383
Long-lived asset impairment charges	13	128
Deferred taxes	55	12
Credits associated with last-in, first-out inventory method	(31)	(79)
Non-cash operating lease expense	183	198
Gain from sales of businesses and investments	(215)	(117)
European businesses held for sale	—	1,271
Other non-cash items	221	452
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,193)	(1,925)
Inventories	(2,190)	(1,659)
Drafts and accounts payable	3,531	1,612
Operating lease liabilities	(256)	(276)
Taxes	381	176
Litigation liabilities	(1,021)	146
Other	13	128
Net cash provided by operating activities	1,834	1,547

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(265)	(253)
Capitalized software expenditures	(111)	(127)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(856)	(6)
Proceeds from sales of businesses and investments, net	1,074	197
Other	(140)	(83)
Net cash used in investing activities	(298)	(272)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,100	3,642
Repayments of short-term borrowings	(483)	(3,270)
Proceeds from issuances of long-term debt	499	498
Repayments of long-term debt	(412)	(1,646)
Payments for debt extinguishments	—	(184)
Common stock transactions:
Issuances	143	174
Share repurchases	(3,500)	(1,986)
Dividends paid	(216)	(206)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	—	(1,031)
Other	(309)	(323)
Net cash used in financing activities	(3,178)	(4,332)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	15	35
Change in cash, cash equivalents, and restricted cash classified within Assets held for sale	470	(215)
Net decrease in cash, cash equivalents, and restricted cash	(1,157)	(3,237)
Cash, cash equivalents, and restricted cash at beginning of period	3,935	6,396
Cash, cash equivalents, and restricted cash at end of period	2,778	3,159
Less: Restricted cash at end of period included in Prepaid expenses and other	(4)	(405)
Cash and cash equivalents at end of period	$2,774	$2,754

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2022	2021	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$1,834	$1,547	19%
Net cash used in investing activities	(298)	(272)	10
Net cash used in financing activities	(3,178)	(4,332)	(27)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	15	35	(57)
Change in cash, cash equivalents, and restricted cash classified within Assets held for sale	470	(215)	319
Net decrease in cash, cash equivalents, and restricted cash	$(1,157)	$(3,237)	(64)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$1,834	$1,547	19%
Payments for property, plant, and equipment	(265)	(253)	5
Capitalized software expenditures	(111)	(127)	(13)
Free Cash Flow (Non-GAAP)	$1,458	$1,167	25%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 2
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2022 includes pre-tax net gains of $31 million ($36 million after-tax) and $66 million ($35 million after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our European businesses to the PHOENIX Group. Pre-tax gains for the three and nine months ended December 31, 2022 of $34 million ($39 million after-tax) and $306 million ($275 million after-tax), respectively, are included within Corporate expenses, net, and charges (pre-tax and after-tax) of $3 million and $240 million, respectively, are included within International. These gains and charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2021 includes pre-tax charges of $26 million ($31 million after-tax) and $517 million ($503 million after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to the sale of certain of our European businesses to the PHOENIX Group and to impair certain internal-use software that would not be utilized in the future. Pre-tax gains of $32 million ($27 million after-tax) and pre-tax charges of $117 million ($107 million after-tax) for the three and nine months ended December 31, 2021, respectively, primarily related to the effect of accumulated other comprehensive income balances associated with the disposal group, are included within Corporate expenses, net. Charges of $58 million (pre-tax and after-tax) and pre-tax charges of $400 million ($396 million after-tax) for the three and nine months ended December 31, 2021, respectively, primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, to impair certain internal-use software that will not be utilized in the future, and the effect of accumulated other comprehensive income balances associated with the disposal group, are included within International. These net charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2021 includes pre-tax charges of $823 million ($829 million after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to the sale of our retail and distribution businesses in the United Kingdom to AURELIUS, primarily within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Transaction-related expenses and adjustments for the nine months ended December 31, 2021 includes a gain of $59 million (pre-tax and after-tax) related to the sale of our Canadian health benefit claims management and plan administrative services business within International. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Transaction-related expenses and adjustments for the nine months ended December 31, 2022 includes a pre-tax gain of $142 million ($105 million after-tax) related to the exit of an investment in equity securities within U.S. Pharmaceutical. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Restructuring, impairment, and related charges, net for the three and nine months ended December 31, 2022 includes pre-tax charges of $31 million ($24 million after-tax) and $84 million ($65 million after-tax), respectively, primarily within International and Corporate expenses, net. The three and nine months ended December 31, 2021 includes pre-tax charges of $18 million ($14 million after-tax) and $208 million ($167 million after-tax), respectively, primarily within Corporate expenses, net as well as impairment of certain long-lived assets within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 2

FINANCIAL STATEMENT NOTES (continued)

(7)Claims and litigation charges, net for the nine months ended December 31, 2021 includes:
•pre-tax charges of $112 million ($93 million after-tax) related to our estimated liability for opioid-related claims of governmental entities, including Native American tribes;
•a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties; and
•a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other governmental entities.
These charges are included within Corporate expenses, net and under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(8)Other adjustments, net for the three and nine months ended December 31, 2022 includes a pre-tax gain of $97 million ($72 million after-tax) within Corporate expenses, net from termination of fixed interest rate swaps accounted for as cash flow hedges. Management believes that this gain is not part of normal business operations and is therefore excluded from our determination of adjusted results. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Other adjustments, net for the nine months ended December 31, 2021 includes a pre-tax loss of $191 million ($141 million after-tax) on debt extinguishment within Corporate expenses, net related to our July 2021 tender offer to redeem a portion of our then-existing debt. This charge is included under "loss on debt extinguishment" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Other adjustments, net for the nine months ended December 31, 2021 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges were driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations or otherwise dispose. A portion of this inventory was committed for donation to charitable organizations during our first quarter of fiscal 2022, which was delivered during fiscal 2022. Due to the nature of this inventory which was no longer intended for sale in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer planned to sell, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the completed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(11)Net losses (gains) associated with McKesson Ventures' equity investments for the nine months ended December 31, 2022 and 2021 included pre-tax net losses of $24 million ($18 million after-tax) and pre-tax net gains of $104 million ($77 million after-tax), respectively, within Corporate expenses, net. These amounts were recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

(12)Termination of Tax Receivable Agreement ("TRA") with Change Healthcare for the three and nine months ended December 31, 2022 consists of a pre-tax gain of $126 million ($93 million after-tax) within Corporate expenses, net, related to a cash payment received as a result of an exercise of the option by Change Healthcare Inc. ("Change") pursuant to the TRA for early termination of the agreement. We entered into this agreement as part of the formation of a joint venture with Change, from which McKesson has since exited. This amount was recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Loss on Debt Extinguishment (Non-GAAP): We define Adjusted Loss on Debt Extinguishment as GAAP loss on debt extinguishment, excluding other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP): We define Adjusted Earnings per Diluted Share Excluding Certain Items as Adjusted Earnings (Non-GAAP), excluding the impacts of the U.S. government's COVID-19 vaccine distribution program, the U.S. government's kitting, storage, and distribution of ancillary supplies for COVID-19 vaccines program, sales of COVID-19 tests, net gains and losses associated with McKesson Ventures' equity investments, and the gain recognized related to termination of the TRA with Change, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

The following provides further details regarding certain adjustments made to our Adjusted Earnings per Diluted Share (Non-GAAP) financial results to arrive at our Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) as defined above:

U.S. government's COVID-19 vaccine distribution program - The Company distributes certain COVID-19 vaccines in support of the U.S. government through a contract with the Centers for Disease Control and Prevention. The results of operations related to this vaccine distribution program are reflected in the U.S. Pharmaceutical segment.

2 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests - The Company operates under a contract to manage the assembly, storage, and distribution of ancillary supply kits for COVID-19 vaccines as directed by the Department of Health and Human Services. Sales of COVID-19 tests are also included in the Company's results of operations. These items are reflected in the Medical-Surgical Solutions segment.
•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

3 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, Canadian dollars, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.